Exhibit 10.6

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE effective as of July 30, 2008 (“First Amendment”) between 1444 Partners, Ltd., a California limited partnership (“Landlord”) and Guess ?, Inc., a Delaware corporation (“Tenant”) amends that certain Lease dated July 29, 1992 between Landlord and Tenant (“Lease”).  Capitalized terms used but not otherwise defined in this First Amendment shall have the respective meanings ascribed to them in the Lease.

WHEREAS, Landlord and Tenant entered into the Lease for the property commonly known as 1444 S. Alameda Street (the “Premises”); and

WHEREAS, Landlord and Tenant desire to extend the term of the Lease and to otherwise amend the Lease on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the covenants and agreements contained in this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the execution of this First Amendment, the parties to this First Amendment agree as follows:

1.             The Basic Lease Provisions on page (i) of the Lease are hereby amended as follows:

(a)                                  Lease Termination Date:  July 31, 2018;

(b)                                 Minimum Rent:  Two Million Eight Hundred Fifty-Two Thousand Six Hundred Sixty-Four and 36/100 Dollars ($2,852,664.36) for the period of August 1, 2008 through July 31, 2009, subject to annual increases based on the Index (as defined below);

(c)           Addresses for Notices:  All references in the Lease to:

“1444 Partners, Ltd., a California limited partnership

c/o 1444 Alameda Street, Suite 100

Los Angeles, CA  90021”

are hereby deleted in their entirety and the following shall be submitted in lieu thereof:

“1444 Partners, Ltd., a California limited partnership

144 S. Beverly Drive, Suite 600

Beverly Hills, CA  90212”

All references in the Lease to:

“Stein & Kahan, a law corporation

429 Santa Monica Boulevard, Fifth Floor

Santa Monica, CA  90401

Attn:  William E. Niles, Esq.”

are hereby deleted in their entirety and the following shall be submitted in lieu thereof:

“Rutter Hobbs & Davidoff Incorporated

1901 Avenue of the Stars, Suite 1700

Los Angeles, CA  90067

Attn:  Marc E. Petas, Esq.”

All references in the Lease to:

“Skadden, Arps, Meagher & Flom

300 S. Grand Avenue, #3400

Los Angeles, CA  90071

Attn:  Rand S. April, Esq.”

are hereby deleted in their entirety.

2.             Section 2.01 (“Length of Term”) of the Lease is hereby amended by extending the term of the Lease for an additional ten (10) years and two (2) days; such extended term to commence on July 30, 2008 and end on July 31, 2018 (“Renewal Term”).

3.             The first paragraph of Section 3.01 (“Minimum Rent”) of the Lease is hereby deleted in its entirety and the following shall be submitted in lieu thereof:

“For the period of July 30, 2008 through July 31, 2008, Tenant shall pay to Landlord an amount equal to Fifteen Thousand Three Hundred Thirty-Six and 90/100 Dollars ($15,336.90) as Minimum Rent.  The foregoing amount shall be due and payable by Tenant on July 30, 2008.  Commencing August 1, 2008, Tenant shall pay to Landlord an amount equal to Two Million Eight Hundred Fifty-Two Thousand Six Hundred Sixty-Four and 36/100 Dollars ($2,852,664.36) as Minimum Rent for the period of August 1, 2008 through July 31, 2009, in monthly installments of Two Hundred Thirty-Seven Thousand Seven Hundred Twenty-Two and 03/100 Dollars ($237,722.03), in advance, on the first (1st) day of each month of said period.  The Minimum Rent shall be increased annually on August 1 of each year of the Renewal Term, beginning with August 1, 2009 (each, an “Adjustment Date”). On each Adjustment Date, the Minimum Rent (as previously adjusted and then in effect) shall be increased by a percentage equal to the percentage increase, if any, in the Index published for the month of May immediately preceding such Adjustment Date over the Index published for the month of May immediately preceding (i) the Renewal Term commencement date in the case of the first Adjustment Date, or (ii) the prior Adjustment Date in the case of each subsequent Adjustment Date.  Notwithstanding any decrease in the Index, the Minimum Rent payable as of any Adjustment Date shall in no event be less than the Minimum Rent payable immediately prior to such Adjustment Date.  The term “Index” shall mean the Consumer Price Index for All Urban Consumers, Los Angeles-Riverside-Orange County, CA, subgroup “All Items”, (1982-84=100), published by the United States Department of Labor, Bureau of Labor Statistics.  If the compilation and/or publication of the Index shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the Index shall be selected and used by Landlord.  Notwithstanding the foregoing, in no event shall Minimum Rent be increased by more than four percent (4%) for any lease year.”

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4.                                       The following paragraph shall be added to the end of Section 6.06(c):

“Tenant shall immediately repair all damage resulting from the removal of any such alterations, improvements, remodeling, additions or fixtures and shall restore the Premises to a tenantable condition as reasonably determined by Landlord.  If Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant’s expense, remove any of such property and store, sell or otherwise deal with such property as permitted by law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to law.  Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property.  Tenant hereby waives all claims for damages that may be caused by Landlord’s removing or storing Tenant’s personal property pursuant to this Section, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, Landlord from any and all loss, claims, demands, actions, expenses, liability and cost (including reasonable attorneys’ fees and expenses) arising out of or in any way related to such removal or storage.”

5.             Section 15.03 of the Lease (“Refurbish and Upgrade”) is hereby deleted in its entirety.

6.             Landlord hereby grants to Tenant the option (“Option”) to extend the Renewal Term for one additional period of five (5) years (“Option Term”).  Provided Tenant is not then in default, Tenant shall have the right to exercise the Option no later than twelve (12) months, but not more than fifteen (15) months, prior to the Renewal Term expiration date.  Should Tenant fail to timely deliver written notice of the exercise of the Option, then the rights granted herein shall terminate and be of no further force or effect.  The Minimum Rent payable during the Option Term shall be the Prevailing Rent, as defined below.

Within thirty (30) days after Landlord receives written notice of Tenant’s exercise of the Option, Landlord shall notify Tenant of the prevailing monthly rent for a Triple Net Lease (as said term is defined in Section 17.01 of the Lease) for non-sublease, non-expansion space in the city of Los Angeles for lease renewals comparable in size, location and quality to the Premises (“Prevailing Rent”).  Said Prevailing Rent shall become the monthly Minimum Rent for the first year of the Option Term and shall increase annually by a percentage equal to the percentage increase, if any, in the Index (in the manner set forth in Section 3.01 of the Master Lease, provided that in no event shall Minimum Rent be increased by more than five percent (5%) for any year in the Option Term).  However, should Tenant object to the Prevailing Rent within fifteen (15) days of Landlord’s delivery of notice thereof, Landlord and Tenant shall attempt, in good faith, to agree upon the Prevailing Rent.  Failure of Tenant to timely deliver to Landlord a written notice of objection to the Prevailing Rent shall conclusively be deemed its approval of Landlord’s proposed Prevailing Rent.  If Landlord and Tenant fail to reach an agreement within fifteen (15) days following the date of Tenant’s objection to the Prevailing Rent, then each party shall set out its opinion of the Prevailing Rent and the matter of Prevailing Rent for similar space in Los Angeles shall be submitted to arbitration as set forth in paragraphs (a) through (g) below:

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(a)           Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing of industrial/commercial properties in the Los Angeles area.  Each such arbitrator shall be appointed within fifteen (15) days after the parties’ failure to agree on Prevailing Rent.

(b)           The two arbitrators so appointed shall, within fifteen (15) days of the date the last arbitrator is appointed, agree upon and appoint a third arbitrator who shall be an MAI appraiser, associated with a nationally recognized appraisal company, but who otherwise shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

(c)           Landlord and Tenant shall each submit its computation of Prevailing Rent to the arbitrators together with evidence supporting such computation. The three arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted computation of Prevailing Rent and shall notify Landlord and Tenant of their decision. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Prevailing Rent for the Premises is the closest to the actual Prevailing Rent for the Premises (as determined by the arbitrators), taking into account the terms of the respective submittals and the requirements of this Section 6.

(d)           The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

(e)           If either Landlord or Tenant fails to timely appoint an arbitrator, the arbitrator appointed by the other one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(f)            If the two arbitrators fail to agree upon and appoint a third arbitrator, then the appointment of the third arbitrator shall be dismissed, and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instructions set forth in this Section 6.

(g)           The costs of arbitration shall be paid by Landlord and Tenant equally.

7.             Tenant acknowledges that Tenant (i) has been, and is, in possession of the Premises pursuant to the Lease and (ii) is fully aware of the condition of the Premises.  Therefore, Tenant shall continue to occupy the Premises as of the Renewal Term commencement date in its then existing “As-Is” condition, and, notwithstanding any provision to the contrary contained in the Lease, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Tenant also acknowledges that neither Landlord, nor any agent of Landlord, has made any representation or warranty regarding the condition of the Premises or the Buildings or with respect to the suitability of the same for the conduct of Tenant’s business.

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8.             Notwithstanding anything to the contrary contained in the Lease, upon any default by Tenant, in addition to any other remedies available to Landlord at law or in equity or under the Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate the Lease, Landlord may, from time to time, enforce all of its rights and remedies under the Lease, including the right to recover all rent as it becomes due.  Such remedy may be exercised by Landlord without prejudice to its right thereafter to terminate the Lease.

9.             Notwithstanding any provision to the contrary contained in the Lease, Landlord and Tenant acknowledge and agree that the liability of Landlord, for Landlord’s obligations under the Lease, shall be limited to Landlord’s interest in the Buildings and Tenant shall not look to any other property or assets of Landlord or the property or assets of any general or limited partner, member, manager, shareholder, director, officer, trustee, principal, employee or agent of Landlord (collectively, the “Landlord Parties”) in seeking either to enforce Landlord’s obligations under the Lease, or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Landlord Parties shall be personally liable for the performance of Landlord’s obligations under the Lease.  In no event shall Landlord be liable for, and Tenant, on behalf of itself and all other subtenants or occupants of the Premises and their respective agents, contractors, subcontractors, employees, invitees or licensees, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with the Lease.

11.           If any lender of Landlord requires a modification of any of the terms of the Lease, and such modifications will not increase Tenant’s cost or expense or materially or adversely change Tenant’s rights and obligations under the Lease, the Lease shall be so modified and Tenant shall execute such documents as are reasonably required by Landlord’s lender and shall deliver same to Landlord within ten (10) days after any request therefor.

12.           Effective as of the date hereof, all references in the Lease to “The Prudential Insurance Company of America” or “Prudential,” and to all associated information, are hereby deleted in their entirety and the following is hereby substituted in lieu thereof:  “Landlord’s lender.”

13.           Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this First Amendment.  Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any entity who claims or alleges they are entitled to a commission based on the acts of the indemnifying party.

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14.           Each party represents and warrants to the other that, as of the date of this First Amendment, each is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease, and that neither party knows of any events or circumstances which, given the passage of time or notice or both, would constitute a default under the Lease.

15.           In any action to enforce the terms of the Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys’ fees and costs in such suit.  Such attorneys’ fees and costs shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.  Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises through Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises, or any part thereof, and from all costs and expenses, including reasonable attorneys’ fees and costs incurred by Landlord in connection with such litigation.

16.           Except as expressly modified by this First Amendment to Lease, the Lease is confirmed and shall continue to be and remain in full force and effect in accordance with its terms.  Any existing or future reference to the Lease and any document or instrument delivered in connection with the Lease shall be deemed to be a reference to the Lease as modified by this First Amendment.  To the extent that anything in this First Amendment is inconsistent with anything in the Lease, this First Amendment shall control.

17.           This First Amendment may be executed in any number of counterparts, each of which, when taken together, shall constitute but one and the same instrument.

18.           This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this First Amendment as of the date first above written.

LANDLORD:		TENANT:

1444 Partners, Ltd.		Guess ?, Inc.
a California limited partnership		a Delaware corporation

By:	Alameda Associates, Inc.
a California corporation

Its:	General Partner

BY:	/s/ Paul Marciano	BY:	/s/ Deborah Siegel

NAME:	Paul Marciano	NAME:	Deborah Siegel

ITS:	Member	ITS:	Secretary

In consideration of the rents and covenants hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the following described premises upon the following terms and conditions.

BASIC LEASE PROVISIONS

Lease Reference Date: July 29, 1992

Landlord: 1444 Partners, Ltd. a California limited partnership

Tenant: Guess?, Inc., a California corporation

Premises: 1444 South Alameda, Los Angeles, California

Use of Premises: Any lawful purpose.

Lease Term: Sixteen (16) Years

Lease Commencement Date: July 29, 1992

Lease Termination Date: July 29, 2008

Minimum Rent: Two Million Forty Three Thousand Six Hundred Ninety-Nine Dollars and Eighty-Four Cents ($2,043,699.84) for the first lease year subject to annual increases based on the consumer price index.

Addresses for Notices:	(Section 13.10)

To Landlord:	To Tenant:
1444 Partners, Ltd., a California limited partnership	Guess?, Inc.
c/o 1444 Alameda St.	c/o 1444 Alameda St.
Suite 100	Suite 100
Los Angeles, Ca 90021	Los Angeles, CA 90021

with a copy to:	with a copy to:

Stein & Kahan, a law corporation	Skadden, Arps, Meagher & Flom
429 Santa Monica Boulevard	300 S. Grand Ave., #3400
Fifth Floor	Los Angeles, CA 90071
Santa Monica, CA 90401	Attn: Rand S. April, Esq.
Attn: William E. Niles, Esq.

The Basic Lease Provisions are an integral part of this lease and each reference in this lease to any of the Basic Lease Provisions shall be construed to incorporate all of the terms provided under each such Basic Lease Provision. In the event of any conflict between any Basic Lease Provisions and the balance of the lease, the latter shall control. References to specific sections are for convenience only and designate some of the sections where references to the particular Basic Lease Provisions appear.

LANDLORD:		TENANT:

1444 Partners, Ltd., a		Guess?, Inc., a
California Limited		California corporation
Partnership

By:	Alameda Associates, Inc.,	By:	/s/ Paul Marciano
	a California corporation		Its
Its General Partner

By:	/s/ [Signature]
Its President

By:	/s/ [Signature]
Its Secretary

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ARTICLE	Section	Page

ARTICLE XVI
	HAZARDOUS WASTE	25
SECTION 16.01 - HAZARDOUS WASTE		25

ARTICLE XVII
	NET LEASE	26
SECTION 17.01 - EXPENSES		26

ARTICLE I
PREMISES

Section 1.01 - PREMISES DEFINED

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the property commonly known as 1444 S. Alameda Street located in the City of Los Angeles, State of California, together with all improvements, fixtures, equipment, located thereon, including four buildings with an aggregate of approximately 354,809 square feet, a parking area and all rights of way and easements appurtenant thereto (collectively the “Premises”), for the term, at the rental, and upon all of the conditions and agreements set forth herein. A more particular description of the Premises is attached hereto as Exhibit “A” and by this reference made a part hereof.

ARTICLE II
TERM

Section 2.01 - LENGTH OF TERM

The term of this lease shall be for sixteen (16) years commencing on the Lease Commencement Date, and ending on July      , 2008.

Section 2.02 - COMMENCEMENT DATE

a.        This lease shall commence on July    , 1992 (the “Lease Commencement Date”).

Section 2.03 - LEASE YEAR

A lease year is a period of twelve (12) full calendar months commencing on the Lease Commencement Date and expiring on the last day of the twelfth (12) month thereafter.

ARTICLE III
RENT

Section 3.01 - MINIMUM RENT

Tenant shall pay to Landlord Two Million Forty Three Thousand Six Hundred Ninety-Nine Dollars and Eighty-Four Cents ($2,043,699.84) for the first lease year, in monthly installments of One Hundred Seventy Thousand Three Hundred Eight Dollars and Thirty-Two Cents ($170,308.32), in advance, on the first (1st) day of each month of said lease year. The Minimum Rent shall thereafter be increased annually by the percentage increase, (if any,) in the Bureau of Labor Statistics Consumer Price Index, “All Urban Consumers” (the “Index”), as published by the United States Department of Labor for the Los Angeles/Long Beach/Anaheim metropolitan area (all items). The first increase in the Minimum Rent shall be based on the percentage increase of the Index during the initial lease year, and each lease year thereafter for subsequent annual adjustments. The first such increase shall become effective on the first day of the second lease year and every twelve (12) months thereafter. In no event shall any percentage increase exceed five percent (5%) for any one lease year.

Minimum Rent shall be payable in advance upon the first day of each calendar month without any deduction or offset and without notice or demand at Landlord’s address as set forth in the applicable Basic Lease Provisions or to such other person or at such other place as Landlord may designate by written notice to Tenant. The Minimum Rent for any fractional part of a calendar month at the beginning or end of the lease term shall be a proportionate part of the Minimum Rent for a full calendar month. All rent and additional rent shall be paid in lawful money of the United States which shall be legal tender at the time of payment.

Section 3.02 - RENT

As used in this lease, the term “rent” shall mean Minimum Rent, and additional rent, and the term “additional rent” shall mean all amounts payable by Tenant pursuant to this lease other than Minimum Rent.

ARTICLE IV
TAXES

Section 4.01 - TAXES

Tenant shall pay directly to the appropriate taxing authority all taxes, as defined below, with respect to the Premises that accrue on or after the Lease Commencement Date. Landlord agrees to deliver to Tenant, upon its own receipt thereof, any tax statement or other notice or official evidence of payment due. If Tenant has paid such taxes, prior to delinquency, Tenant may with Landlord’s prior written consent (which shall not be unreasonably withheld), petition any applicable governmental authority for a reduction in the real property taxes assessed against the real property and the improvements located thereon. Tenant shall also have the right to contest taxes before payment thereof provided that Tenant obtains Landlord’s prior written consent and shall procure and maintain a stay of all proceedings to enforce any collection thereof and provide Landlord with collateral (which is acceptable to Landlord in Landlord’s sole discretion) to secure the payment of the taxes in dispute and any potential penalties and fees related thereto. Tenant shall pay for all expenses related to any such petition and shall indemnify, defend and hold Landlord harmless from and against any expenses or liability arising from Tenant’s actions.

Section 4.02 - DEFINITIONS

(a)       The term “taxes” shall include without limitation:

(i)         All taxes, assessments and governmental charges and surcharges levied upon or with respect to the Premises;

(ii)        All other taxes, assessments and governmental charges and surcharges levied upon or with respect to the fixtures, equipment and other property of Landlord in or about the Premises whether real or personal;

(iii)       Fees and assessments for any governmental service(s) to the Premises, including service payments in lieu of taxes;

(iv)       Dues and assessments payable to any property owners’ association due to Landlord ownership or operation of the Premises;

(v)        Any and all taxes payable by Landlord: (A) upon, allocable to, or measured by or on the gross or net rent payable hereunder, including without limitation any gross receipts or revenues, sales tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (B) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (C) upon or measured by Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures, and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (D) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises;

(vi)       All expenses reasonably incurred in seeking reduction by the taxing authorities of the taxes described in clauses (i) through (v) above. Provided, however, that the term “taxes” shall not include any capital gain, franchise, estate, inheritance, succession, capital levy, net income or excess profits taxes imposed upon Landlord except that in the event that real property taxes are withdrawn in whole or in part and any substitute tax is made therefor, such tax shall in any event for the purpose of this lease be considered a tax included in “taxes” pursuant to this Section 4.02 regardless of how denominated or the source from which it is collected.

(b)      Taxes shall include all items identified or described as included in taxes in subsection (a) above, whether or not such items are customary and whether or not such items are within the contemplation of the parties on the date of execution of this lease.

Section 4.03 - OTHER TAXES

Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes, levies and fees of every kind and nature, including but not limited to general or special assessments, assessed during the term of this lease against any leasehold interest, leasehold improvements or personal property of any kind, owned by or placed in, upon or about the Premises by Tenant.

ARTICLE V
CONDUCT OF BUSINESS BY TENANT

Section 5.01 - USE OF PREMISES

(a)       Tenant shall use the Premises for the purposes specified in the applicable Basic Lease Provision.

Section 5.02 - RESTRICTIONS ON USE

Tenant shall, at Tenant’s sole cost and expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders and requirements, in effect prior to the date of this lease or promulgated thereafter, affecting the Premises or regulating the use by Tenant of the Premises and all requirements of all insurance carriers or underwriters providing coverage on the Premises or the contents thereof. Tenant shall not use or permit the use of the Premises in any manner that will tend to create a nuisance or tend to injure the reputation of the Premises or which will invalidate any property damage or liability insurance maintained on the Premises. No auction, fire sale, bankruptcy sale, sidewalk sale, end of lease sale, or going out of business sale may be conducted from the Premises without the written consent of Landlord, which may be withheld in Landlord’s sole discretion.

ARTICLE VI
MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01 - LANDLORD’S OBLIGATIONS

(a)       Except for the obligations of Landlord under Section 8 (relating to destruction of the Premises) and under Section 10 (relating to condemnation of the Premises), it is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair and maintain the Premises nor any building or improvement located thereon nor any equipment, whether structural or nonstructural, all of which obligations are intended to be that of the Tenant under this Article 6. Tenant expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

(b)      Tenant hereby accepts the Premises in their condition existing as of the Lease Commencement Date or the date that Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants, easements, restrictions or other matters of record, and accepts this lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord’s agent has made any representation or warranty as to the present or future’s suitability of the Premises for the conduct of Tenant’s business.

Section 6.02 - TENANT’S OBLIGATIONS

Tenant shall keep in good order, condition and repair the Premises and every part thereof, structural and nonstructural (whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning (Tenant shall procure and maintain, at Tenant’s expense, an air conditioning system maintenance contract), ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior and exterior) foundations, ceilings, roofs (interior and exterior), floors, windows, doors, plate glass and skylights and all landscaping, driveways, parking lots, fences and signs located on the Premises and sidewalks and parkways adjacent to the Premises.

Section 6.03 - SURRENDER

See Section 13.17.

Section 6.04 - LANDLORD’S RIGHTS

See Section 12.06.

Section 6.05 - LANDLORD’S OBLIGATIONS

See Section 6.01.

Section 6.06 - ALTERATIONS AND ADDITIONS

(a)       Tenant shall not, without the prior written consent of Landlord, which consent may be withheld in Landlord’s reasonable discretion, make any material alterations, improvements, remodeling or additions to the Premises. The term “material” shall mean any alteration, improvement, remodeling, or additions, the cost of which exceed Twenty-five Thousand Dollars ($25,000.00). Landlord may condition any approval upon such requirements as Landlord reasonably deems appropriate, including requirements as to the manner in which, the time at which and the contractor(s) by whom such work shall be done.

(b)      If Landlord delivers written notice to Tenant to remove from record any lien related to work or materials furnished to or obligations incurred on behalf of Tenant, then within twenty (20) days after delivery of such notice, Tenant shall remove from record, by bonding or otherwise, such lien. Tenant shall discharge any such lien of record immediately upon its filing. Landlord may keep posted on the Premises any notices it deems necessary for protection from such liens. If any lien is not removed from record, by bonding or otherwise, within the twenty (20) day period specified in the first sentence of this Section 6.06(b), Landlord may cause such liens to be released by any means it deems proper, including payment, at Tenant’s expense and without affecting Landlord’s rights.

(c)       All alterations, improvements, remodeling, additions or fixtures, other than trade fixtures not permanently affixed to the Premises, which may be made or installed in the Premises and which are attached to the floor, walls or ceiling of the Premises and any floor covering which is cemented or otherwise affixed to the floor of the Premises shall be the property of Landlord and shall remain upon and be surrendered with the Premises at the termination of this lease, unless Landlord shall direct Tenant to remove such items, or some of them, by written notice given to Tenant not less than thirty (30) days prior to the expiration of this lease or within ten (10) days after the earlier termination hereof. Tenant shall remove any such items, at Tenant’s cost, prior to the expiration of this lease, or in the event of an early termination, within ten (10) days after Landlord’s notice.

Section 6.07 - CLEANLINESS: WASTE AND NUISANCE

Tenant shall keep the Premises at all times in a neat, clean and sanitary condition, shall neither commit nor permit any waste or nuisance thereon, and shall keep the walks adjacent thereto and the parking lot free from Tenant’s waste or debris. Without limiting the foregoing, Tenant shall keep the Premises free of all graffiti.

ARTICLE VII
INSURANCE AND INDEMNITY

Section 7.01 - LIABILITY INSURANCE

Tenant shall at all times during the term hereof and at Tenant’s sole cost and expense, for the protection of Tenant and Landlord, as their interest may appear, maintain in full force and effect a policy or policies of insurance which afford the following coverages:

(a)            Worker’s Compensation in the statutorily required amount, together with employer’s liability coverage with a liability amount not less than One Million Dollars ($1,000,000).

(b)            Comprehensive General Liability Insurance with a liability amount not less than Two Million Dollars ($2,000,000) combined single limit for both bodily injury and property damage, personal injury, completed operations, products liability, liquor liability, and owned and non-owned automobile coverage. Tenant shall also maintain umbrella liability coverage in an amount not less than Five Million Dollars ($5,000,000) and excess liability insurance in an amount not less than Twenty Million Dollars ($20,000,000).

(c)            The minimum limit of the coverage provided in subsection (b) above may be adjusted upward at the expiration of each third (3rd) lease year as follows: Not less than sixty (60) days prior to the relevant adjustment date, Landlord may designate [                                                    ] or select an insurance brokerage firm, the identity of which shall reasonably acceptable to Tenant (the “Reviewing Broker”), to review Tenant’s then existing liability insurance coverage, to review the then use of the Premises and the claims history with respect thereto and to recommend, in writing, the amount of coverage to be carried by Tenant pursuant to subsection (b). Such recommendation shall be based upon the then use of the Premises and the liability claims history with respect to the Premises and shall be consistent with amounts of coverage generally recommended by such Reviewing Broker for similar types of tenants or users of property with uses similar to that of the Premises in the geographical area which includes the Premises. If the Reviewing Broker shall recommend an increase(s) in the amount of coverage then provided by Tenant under subsection (b), Tenant shall promptly increase its coverage to the recommended amount(s). In no event shall there by any reduction in the amount of coverage provided by Tenant under subsection (b) below the initial amount set forth herein, notwithstanding any recommendation by the Reviewing Broker.

(d)            Landlord, each of its general partners, and any other persons designated by Landlord and having an insurable interest in the Premises, shall be added as additional insureds pursuant to such policies (although they shall not have any obligations of “named” insureds therein). The insurance required by this Section Article VII shall be the primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not contributory with any other available insurance. The policy or policies providing the coverage required by subsection (b) above shall contain an endorsement providing, in substance, that “such insurance as afforded hereby for the benefit of the additional insureds shall be primary and any insurance carried by the additional insureds shall be excess and not contributory.” In no event shall the limits of any coverage maintained by Tenant pursuant to this Article VII be considered as limiting the liability of Tenant pursuant to this lease.

Section 7.02 - PROPERTY INSURANCE

(a)            Tenant shall at all times during the term hereof, and at its cost and expense, maintain in effect policies of insurance covering (i) all improvements in or to the Premises, providing protection against any item included within the classification “All Risk,” including but not limited to insurance against sprinkler leakage, vandalism and malicious mischief, such insurance to be in an amount no less than the full replacement value of such improvements, which shall be determined at the time the policy is initially obtained, and not less frequently than once every three (3) years thereafter, and such other insurance as may be required by Landlord’s lender, if any, (ii) all personal property of Tenant located in or on the Premises, including but not limited to fixtures, furnishings, equipment, furniture, inventory and stock in trade, in an amount not less than their full replacement value, providing protection against any peril included within the classification “All Risk,” including but not limited to insurance against sprinkler leakage, vandalism and malicious mischief; and (iii) all plate glass on the Premises.

(b)            The proceeds of such insurance, so long as this lease remains in effect, shall be held in trust by the insurance carriers and used to repair or replace the parts of the Premises, any improvements thereto and personal property so insured. Upon any termination of this lease pursuant to Sections 8.02 or 8.03, Landlord may keep or apply the proceeds of the insurance required pursuant to clauses (i) and (iii) of Subsection 7.02(a) above, at its discretion; the remaining proceeds shall be the property of Tenant.

(c)            Tenant shall at its cost maintain business interruption insurance assuring that the rent payable hereunder will be paid to Landlord for a period of not less than twelve (12) months if the Premises are destroyed or rendered inaccessible.

Section 7.03 - PROPERTY INSURANCE - LANDLORD

Landlord may, but shall not be required to, maintain earthquake and flood insurance insuring the Premises against damage arising from such events. The cost of maintaining all such insurance including any deductible shall be paid for by Tenant, as additional rent.

Section 7.04 - INSURANCE POLICIES

All insurance required to be carried by Tenant hereunder shall be with companies rated A:XIII, or better, in the then most recent version of Best’s Insurance Guide. Tenant shall deliver to Landlord at least five (5) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to the expiration or renewal date of any policy maintained by Tenant, copies of the policies or certificates evidencing such insurance. All policies and certificates delivered pursuant to this Section shall contain liability limits not less than those set forth in Sections 7.01 and 7.02, shall list the additional insureds and shall specify all endorsements and special coverages required by such Sections. Each such policy shall contain a provision (by endorsement or otherwise) requiring not less than thirty (30) days written notice to Landlord prior to any cancellation, non-renewal or material amendment thereof. For the purposes of this Article VII, the phrase “term of this lease” shall mean the period from the Lease Commencement Date through the later of the expiration or termination of the lease term. Any insurance required pursuant to this lease may be provided by means of a so-called “blanket” policy, so long as the Premises are specifically covered (by rider, endorsement or otherwise) and the policy otherwise complies with the provisions of this lease. The cost of all insurance provided for in this Article VII shall be paid by Tenant directly to the, companies providing the respective policies of insurance.

Section 7.05 - WAIVER OF SUBROGATION

Notwithstanding anything to the contrary contained in this lease, Landlord and Tenant each hereby waive any and all rights of recovery against the other, and against any other tenant or occupant of the Premises and against the officers, employees, agents, representatives, customers and business visitors of such other party and of such other tenant or occupant of the Premises, for loss of or damage to such waiving party or its property or property of others under its control, arising from any cause insured against under any policy of insurance required to be carried by such waiving party pursuant to the provisions of this lease (or any other policy of insurance carried by such waiving party in lieu thereof) at the time of such loss or damage. Landlord and Tenant shall, upon obtaining the policies of insurance which they are required to maintain hereunder, give notice to their respective insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this lease. Landlord’s notice hereunder may be a general notice with respect to all leases, including this lease, then or thereafter in effect at the Premises.

Section 7.06 - INDEMNITY

To the fullest extent permitted by law, Tenant shall indemnify, defend and hold Landlord harmless from and against any liability or expense (including attorneys’ fees and costs of defense) for any damage or injury to persons or property in or about the Premises which may result from the use or occupation of the Premises by Tenant, its agents, employees, invitees, licensees, concessionaires or other persons claiming under Tenant or from any breach or default by Tenant in its obligations pursuant to this lease. It is understood and agreed that payment shall not be a condition precedent to enforcement of the foregoing indemnity. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon Landlord’s request, shall defend the same by counsel reasonably satisfactory to Landlord and at Tenant’s expense. The foregoing indemnification shall not extend to damage or injury which is proximately caused and due solely to the gross negligence or intentional misconduct or intentional acts of Landlord, its agents, employees and contractors.

Section 7.07 - EXEMPTION OF LANDLORD

Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, Tenant’s employees, invitees or customers or any other person in or about the Premises caused by or resulting from any peril which may affect the Premises, including but not limited to fire, theft, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether such damage or injury results from conditions arising upon or from the Premises or upon or from adjacent parcels, or from any other source(s). Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Premises, if any, or any of their officers, employees, agents, representatives, customers, business visitors or invitees. Provided, however, that the foregoing shall not apply to any damage or injury which Tenant establishes in a court of competent jurisdiction was proximately caused by and due solely to the gross negligence or intentional misconduct of Landlord, its agents or employees.

Section 7.08 - LANDLORD’S SECURITY

Tenant acknowledges and agrees that Landlord shall have no responsibility, duty or obligation to provide security for the Premises and the persons therein. Under no circumstances shall Landlord be liable to Tenant or to any other person by reason of any theft, burglary, robbery, assault, trespass, unauthorized entry, vandalism, or any other act of any third person occurring in or about the Premises, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, judgments costs or expenses (including reasonable attorneys’ fees and other costs of investigation or defense) which Landlord may suffer by reason of any claim asserted by any person arising out of, or related to, any of the foregoing.

ARTICLE VIII
REPAIRS AND RESTORATION

Section 8.01 - INSURED OR MINOR DAMAGE

Subject to the provisions of Section 8.03 and 8.04, if at any time during the term hereof the Premises are destroyed or damaged and either (a) such damage is not “substantial” as that term is hereafter defined, or (b) such damage was caused by a casualty required to be insured against under Section 7.02, then Landlord shall promptly repair such damage at Tenant’s expense and this lease shall continue in full force and effect. Any such repairs shall be performed in accordance with all applicable laws.

Section 8.02 - SUBSTANTIAL DAMAGE

Subject to the provisions of Section 8.03 and 8.04, if at any time during the term hereof the Premises are destroyed or damaged and if such damage is “substantial” as that term is hereinafter defined, and if such damage was caused by a casualty not required to be insured against under Section 7.02, then Landlord may at its option either (a) promptly repair such damage at Landlord’s expense, in which event this lease shall continue in full force and effect, or (b) cancel and terminate this lease as of the date of the occurrence of such damage, by giving Tenant written notice of its election to do so within thirty (30) days after the date of the occurrence of such damage.

Section 8.03 - DAMAGE NEAR END OF TERM

If the Premises are destroyed or damaged during the last twelve (12) months of the term of this lease and the estimated cost of repair exceeds twenty-five percent (25%) of the Minimum Rent then remaining to be paid by Tenant for the balance of the term, Landlord may at its option cancel and terminate this lease as of the date of occurrence of such damage by giving written notice to Tenant of its election to so terminate within thirty (30) days after the date Landlord received notice of the occurrence of such damage. If Landlord shall not so elect to terminate this lease, the repair of such damage shall be governed by Section 8.01 or 8.02, as the case may be.

Section 8.04 - ABATEMENT OF RENT; TENANT’S REMEDIES

(a)            If the Premises are destroyed or damaged and Landlord repairs or restores the Premises pursuant to the provisions of this Article, Tenant shall continue the operation of its business in the Premises to the extent reasonably practicable from the standpoint of prudent business management, and the Minimum Rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant’s use of the Premises is impaired. There shall be no abatement of any additional rent payable hereunder, and Tenant shall have no claim against Landlord for any damage suffered by Tenant by reason of any such damage, destruction, repair or restoration. Tenant waives the provision of Civil Code Sections 1932(2) and 1933(4) and any present or future laws or case decisions to the same effect.

(b)            If Landlord shall be obligated to repair or restore the Premises under the provisions of this Article and shall not commence such repair or restoration within thirty (30) days after such obligation shall accrue (as described below), Tenant may at its option cancel and terminate this lease as of the date of occurrence of such damage by giving Landlord written notice of its election to do so at any time prior to the commencement of such repair or restoration. Notwithstanding the foregoing, this lease shall not terminate if, within ten (10) days following receipt of Tenant’s written notice to terminate the lease Landlord commences repair or restoration of the Premises. Landlord’s obligation to commence repairs or restoration shall be deemed to accrue on the later of (i) receipt by Landlord of any governmental permit or approval necessary to commence such work or (ii) settlement of any insurance claim with respect to such casualty.

Section 8.05 - DEFINITIONS

(a)            For the purpose of this Article, “substantial” damage to the Premises shall be deemed to be damage to the buildings located on the real property, the estimated cost or repair of which exceeds one fifth (1/5) of the then estimated replacement cost of such improvements.

(b)            The determination in good faith by Landlord of the estimated cost of repair of any damage and/or of the estimated replacement cost of any building shall be conclusive for the purpose of this Article.

Section 8.05 - SALVAGE RIGHTS

If the Premises are destroyed or damaged, Landlord shall have the sole and exclusive right to salvage any and all materials (except for Tenant’s personal property) located on the Premises and the sole and exclusive right to any proceeds derived from the sale of any such items.

ARTICLE IX
ASSIGNMENT/SUBLETTING/RIGHT OF FIRST OFFER

Section 9.01 - LANDLORD’S RIGHTS

(a)  Tenant shall not, either voluntarily or by operation of law, assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant’s leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Tenant or Tenant’s employees or sublet the Premises or any portion thereof, without Landlord’s prior written consent in each instance. In exercising such right of consent Landlord’s consent shall not be unreasonably withheld and, in exercising such right of consent, Landlord shall be entitled to take into account any fact or factor which Landlord deems relevant to such decision including but not necessarily limited to any or all of the following:

(i)            The financial strength of the proposed assignee or subtenant.

(ii)           The experience of the proposed assignee or subtenant with respect to business of the type and size which such assignee or subtenant proposes to conduct in the Premises.

(iv)          Whether there then exists any default by Tenant pursuant to this lease or any non-payment or non-performance by Tenant under this lease which, with the passage of time and/or the giving of notice would constitute a default under this lease.

The foregoing restrictions shall be binding upon any assignee or subtenant to which Landlord has consented, and consent by Landlord to one or more assignments of this lease or to one or more subletting of the Premises shall not operate to exhaust Landlord’s rights under this paragraph. The voluntary or other surrender of this lease by Tenant or a mutual cancellation hereof shall not work a merger, and shall at the option of Landlord, terminate all or any existing subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies. If Tenant is a corporation which is not deemed a public corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate excess of fifty percent (50%) shall be deemed an assignment within the meaning and provisions of this Article.

(b)  In the event Tenant desires to sublet the Premises, or any portion thereof, or assign its interest in this lease, Tenant shall give written notice thereof to Landlord with a copy to The Prudential Insurance Company of America (“Prudential”) at 2029 Century Park East, Suite 3600, Los Angeles, California 90067, Attn: Carol Weiss, at least sixty (60) days but not more than ninety (90) days prior to the proposed effective date of such subletting or assignment, which notice shall set forth or be accompanied by the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment, the proposed effective date thereof, the nature of the proposed subtenant’s or assignee’s business to be carried on in the Premises and such reasonable financial information as Landlord may request concerning the proposed subtenant or assignee, including but not limited to a balance sheet of the proposed subtenant or assignee for the two year period preceding the request for Landlord’s consent and a written statement in reasonable detail as to the business and experience of the proposed subtenant or assignee during the five years preceding the request for Landlord’s consent.

(c) (i)       At any time within thirty (30) days after Landlord’s receipt of the information specified in Section 9.01(b), Landlord may by written notice to Tenant elect to (i) consent to the subletting or assignment upon the terms and to the subtenant or assignee proposed; (ii) refuse to give its consent, specifying in reasonable detail the reason(s) therefor; or (iii) sublet from Tenant that portion of the Premises which is the subject of the assignment or sublease sought by Tenant at the rental and on the other terms proposed by Tenant.

(c) (ii)      Notwithstanding the consent of Landlord pursuant to 9.01(c)(i) above, Tenant’s right to sublet the Premises or assign the lease on the terms specified in its notice to Landlord pursuant to 9.01(b), will be terminated, and Tenant shall have no right to assign the lease or sublet the Premises upon such terms, if Prudential delivers written notice to Landlord at any time within thirty (30) days after Landlord’s receipt of the information specified in Section 9.01(b). Such notice must provide that Prudential has elected to refuse to give its consent to such assignment or sublease, specifying in reasonable detail the reasons thereof. If Prudential does not deliver such notice within said thirty (30) day period, its consent shall be deemed given. Prudential’s objection to any assignment or sublease must not be arbitrary and must be based on reasonable and material considerations which, in Prudential’s reasonable judgment, may adversely affect Prudential’s interest in the Premises. Prudential shall only have the right to prohibit a sublease or assignment so long as Prudential is a beneficiary under a duly recorded and valid deed of trust encumbering the Premises.

(d)           Any sale, assignment, mortgage, transfer of this lease or subletting which does not comply with the provisions of this Article shall be void.

(e)           As a condition to Landlord’s consent to any assignment or subletting, Landlord shall be entitled to receive, fifty percent (50%) of all “consideration” paid, directly or indirectly (however denominated and paid) by the subtenant or assignee to Tenant in excess of the rent payable by Tenant to Landlord pursuant to this lease. The term “consideration” shall mean and include money, services, property or any other thing of value such as payment of costs, cancellation of indebtedness, discounts, rebates and the like less any brokerage commissions, tenant improvements, free rent concessions or any other monetary concession granted by Tenant to the respective subtenant or assignee as an inducement to assign or sublet the Premises (collectively the “Concessions”). All such Concessions shall be reasonably approved by Landlord prior to granting same to the prospective subtenant or assignee as the case may be. Any rent or other consideration which is to be passed through to Landlord by Tenant pursuant to this subsection shall be paid to Landlord promptly upon receipt by Tenant and shall be paid in cash or check, irrespective of the form in which received by Tenant from any subtenant or assignee. In the event that any rent or other consideration received by Tenant from a subtenant or assignee is in a form other than cash, Tenant shall pay to Landlord in cash the fair value of such consideration.

(f)            If Landlord consents to such assignment or subletting or does not exercise any option set forth in this Section 9.01 within said thirty (30) day period, Tenant may thereafter within sixty (60) days after the expiration of said period enter into a valid assignment or sublease of the Premises or portion thereof, upon terms and conditions consistent with the terms and conditions described in the information required to be furnished by Tenant to Landlord pursuant to subsection (b), or upon other terms not less favorable to Tenant; provided, however that any material change in such terms shall be subject to Landlord’s consent as provided in this Section and provided further, that any amount to be paid to Landlord by Tenant in connection therewith pursuant to subsection (e) above shall be paid to Landlord upon the later of consummation of such transaction or receipt by Tenant of such consideration.

(g)           Provided Landlord receives the notice provided in Section 9.01(b) and subject to the consent of Prudential as provided for in Section 9.01(c), the Landlord hereby consents to the assignment of the Tenant’s leasehold estate to an affiliate of Tenant provided that there will be no substantial change in the nature and quality of the business conducted on the Premises and such affiliate executes and delivers to Landlord a written assumption of the obligations of Tenant pursuant to this lease in form and substance reasonably acceptable to Landlord. The term “affiliate” shall mean any entity or individual (“Parent”) which directly or indirectly controls the right to elect a majority of the members of Tenant’s board of directors or any entity (“Subsidiary”) which is controlled by Tenant or under the control of Tenant’s Parent (i.e., Tenant or Tenant’s Parent has the right, directly or indirectly, to elect a majority of the Subsidiary’s board of directors).

Section 9.02 - LANDLORD’S COSTS

Tenant shall pay to Landlord on demand a sum equal to all of Landlord’s reasonable costs, including attorney’s and accountant’s fees, incurred in connection with processing, reviewing and documenting any proposed assignment or sublease.

Section 9.03 - NO RELEASE OF TENANT

Notwithstanding any assignment or subletting (including any assignment or subletting to an affiliate), even with the consent of Landlord, Tenant shall at all times remain directly and primarily responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this lease. Upon the occurrence of an “event of default” (as hereinafter defined), if the Premises or any part thereof are then sublet, Landlord, in addition to any other remedies provided herein or by law, may collect directly from any subtenant all rents due and becoming due to Tenant under such sublease and apply such rent against any sums due to Landlord from Tenant hereunder. No such collection directly from an assignee or subtenant shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder. The acceptance by Landlord of any payment due hereunder from any other person shall not be deemed to be a waiver by Landlord of any provision of this lease or to be a consent to any assignment or subletting.

Section 9.04 - TENANT’S RIGHT OF FIRST OFFER

If, at any time during the term of this lease, Landlord desires to sell all or any portion of its interest in the Premises (“Landlord’s Interest”), Landlord shall deliver a written notice thereof to Tenant, which notice shall indicate the sale price and the other terms and conditions upon which Landlord is willing to sell Landlord’s Interest (the “Sale Notice”). The Sale Notice shall constitute an offer to sell Landlord’s Interest to Tenant at the price and upon the terms and conditions contained therein. Tenant shall have thirty (30) calendar days after its receipt of the Sale Notice within which to deliver an executed counterpart of the Sale Notice to Landlord, which shall then constitute the purchase and sale agreement between the parties. If Tenant fails to deliver an executed Sale Notice to Landlord as provided herein or fails to close the purchase of Landlord’s Interest in accordance with the terms and conditions set forth in the Sale Notice, then Landlord shall be relieved of its obligations under this Section 9.04 and may freely sell Landlord’s Interest to any person or entity, provided that (i) such sale is consummated within eight (8) months following the date the Sale Notice was delivered to Tenant, (ii) the purchase price for such sale is not less than ninety-five percent (95%) of the price set forth in the Sale Notice and (iii) the material terms of such sale are substantially the same as the terms set forth in the Sale Notice. After the consummation of such sale or if Tenant fails to close the purchase of Landlord’s Interest in accordance with the terms and conditions set forth in the Sale Notice, Landlord’s Interest shall no longer be subject to this Article 9.04.

Section 9.05 - EXEMPT TRANSACTIONS FROM RIGHT OF FIRST OFFER

Nothing contained in this Article IX shall require any notice by Landlord or give Tenant any right in the event of (i) a sale to an “affiliate” of Landlord (as such term is defined in Section 9.01(g)), (ii) any transaction by which Landlord borrows any funds or obtains any credit or allowance, the repayment of which is secured by Landlord’s Interest or this lease or (iii) a judicial foreclosure, foreclosure through the exercise of a power of sale or a deed given in lieu of foreclosure.

ARTICLE X
EMINENT DOMAIN

Section 10.01 - ENTIRE OR SUBSTANTIAL TAKING

If the entire Premises, or so much thereof as to make the balance not reasonably adequate for the conduct of Tenant’s business notwithstanding restoration by Landlord as hereinafter provided, shall be taken permanently, or temporarily for not less than six (6) months, under the power of eminent domain, this lease shall automatically terminate as of the date on which the condemning authority takes possession.

Section 10.02 -  PARTIAL TAKING

In the event of any taking under the power of eminent domain which does not so result in a termination of this lease, the Minimum Rent and all additional rent payable hereunder shall be reduced, effective as of the date on which the condemning authority takes possession, equitably and proportionately in relation to the amount of the Premises taken.

Section 10.03 - AWARDS

Any award for any taking of all or any part of the Premises under the power of eminent domain shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for taking of the fee. Nothing contained herein, however, shall be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any award to Tenant for loss of or damage to Tenant’s trade fixtures and removable personal property or for damages for cessation or interruption of Tenant’s business.

Section 10.04 - SALE UNDER THREAT OF CONDEMNATION

A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Article. In such event, Tenant shall not be entitled to any portion of the sale proceeds.

ARTICLE XI
UTILITY SERVICES

Section 11.01 - UTILITY CHARGES

Tenant shall pay all charges for gas, water, sewer, electricity, telephone and other utility services used in the Premises during the lease term. If any such charges are not paid when due Landlord may pay the same, after providing Tenant with five days prior written notice, and any amount so paid by Landlord shall thereupon become due to Landlord from Tenant as additional rent. As to any utility services not separately metered to the Premises at the Commencement Date of this lease, Landlord reserves the right to require Tenant, at Tenant’s cost, to install a separate meter or submeter to monitor the usage of such utility service in the Premises. The foregoing provisions shall also apply to any utility service used by Tenant to operate the heating, ventilating and air conditioning unit serving the Premises.

Section 11.02 - INTERRUPTION OF SERVICE

Except as otherwise expressly provided for herein, Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished to the Premises and no such failure or interruption shall entitle Tenant to terminate this lease, or to an abatement of the Minimum Rent, additional rent or other charges due hereunder.

ARTICLE XII
DEFAULTS AND REMEDIES

Section 12.01 - DEFINITIONS

The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(a)          The abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for twenty (20) successive days or longer while in default of any provision of this lease.

(b)         The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended.

(c)          The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this lease to be observed or performed by Tenant, other than as specified in (a) or (b) above, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended, and provided further, that if the nature of Tenant’s default is such that more than fifteen (15) days are reasonably required for its cure then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said fifteen (15) day period and thereafter diligently prosecute such cure to completion.

(d)         (i)          The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a debtor in any proceeding under the Federal Bankruptcy Code or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this lease, where such seizure is not discharged within thirty (30) days; or (v) Tenant’s convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or any class thereof.

Section 12.02 - REMEDIES

(a)          In the event of any default by Tenant as defined herein, Landlord may exercise the following remedies:

(1)          Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant:

(i)               The worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination;

(ii)              The worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(iii)             The worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided; and

(iv)             Any other amount necessary to compensate Landlord for all the detriment related to Tenant’s failure to perform it obligations under this lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, brokers’ commissions, attorneys’ fees, and any other costs.

The “worth at the time of award” of the amounts referred to in subparagraphs (i) and (ii) above shall be computed by allowing interest at the rate per annum determined pursuant to Section 13.06 from the date such amounts accrue to Landlord. The worth at the time of award of the amount referred to in subparagraph (iii) above shall be computed by discounting such amount at one (1) percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

(2)          Without terminating or effecting a forfeiture of this lease or otherwise relieving Tenant of any obligation hereunder in the absence of express written notice of Landlord’s election to do so, Landlord may, but need not, relet the Premises or any portion thereof at any time or from time to time and for such terms and upon such conditions and rental as Landlord in its sole discretion may deem proper. Whether or not the Premises are relet Tenant shall pay to Landlord all amounts required by Tenant hereunder up to the date that Landlord terminates Tenant’s right to possession of the Premises. Such payments by Tenant shall be due at the times provided in this lease, and Landlord need not wait until the termination of the lease to recover them by legal action or in any other manner. If Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the rent or other proceeds actually collected by it for such reletting against amounts due from Tenant hereunder to the extent such proceeds compensate Landlord for non-performance of any obligation of Tenant hereunder. Landlord may execute any lease made pursuant hereto in its own name, and the lessee thereunder shall be under no obligation to see to the application by Landlord of any proceeds to Landlord, nor shall Tenant have any right to collect any such proceeds. Landlord shall not by any re-entry or other act be deemed to have accepted any surrender by Tenant of the Premises or Tenant’s interest therein, or be deemed to have terminated this lease, or to have relieved Tenant of any obligation hereunder, unless Landlord shall have given Tenant express written notice of Landlord’s election to do so as set forth herein.

(3)          Landlord may terminate this lease by express written notice to Tenant of its election to do so. Such termination shall not relieve Tenant of any obligation hereunder which has accrued prior to the date of such termination. In the event of such termination, Landlord shall be entitled to recover from Tenant the amounts determined pursuant to paragraph (1) above.

(b)         Landlord shall be under no obligation to observe or perform any covenant of this lease on its part to be observed or performed which accrues after the date of any default by Tenant hereunder.

(c)          In any action for unlawful detainer commenced by Landlord against Tenant by reason of any default hereunder, the reasonable rental value of the Premises for the period of the unlawful detainer shall be deemed to be the amount of rent and additional rent reserved in this lease for such period, unless Landlord or Tenant shall prove to the contrary by competent evidence.

(d)         The rights and remedies reserved to Landlord herein, including those not specifically described, shall be cumulative, and, except as provided by California statutory law in effect at the time, Landlord may pursue any or all of such rights and remedies, at the same time or otherwise.

(e)          No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of any such right or remedy or of any default by Tenant hereunder. The acceptance by Landlord of any rent hereunder shall not be a waiver of any preceding breach or default by Tenant of any provision hereof other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of such preceding breach or default at the time of acceptance of such rent, or a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of such breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure a default under Section 12.01(d).

(f)          Tenant hereby waives any right of redemption or relief from forfeiture under Code of Civil Procedure Sections 1174 and 1179, and under any present or future statutes or case decisions to the same effect, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant hereunder.

Section 12.03 - DEFAULT BY LANDLORD

Except as otherwise provided for hereunder, Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within twenty (20) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than twenty (20) days are required for its performance then Landlord shall not be deemed to be in default if it shall commence such performance within such twenty (20) day period and thereafter diligently prosecute the same to completion. Tenant’s remedies for Landlord’s default shall be limited to suit or action and shall not extend to withholding or offsetting rent.

Section 12.04 - EXPENSE OF LITIGATION

If either party incurs any expense, including attorneys’ fees, in connection with any action or proceeding instituted by either party by reason of any default or alleged default of the other party hereunder, the party prevailing in such action or proceeding shall be entitled to recover its expenses, costs, fees, and disbursements, including attorneys fees, from the other party.

Section 12.05 - HOLDING OVER

If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after expiration of the lease term or earlier termination thereof without any agreement in writing between Landlord and Tenant with respect thereto, Tenant shall (a) occupy upon all of the terms and conditions of this lease except that the monthly Minimum Rent due from Tenant shall be one hundred fifty percent (150%) of the monthly Minimum Rent in effect at the end of the lease term, (b) pay all damages sustained by Landlord by reason of such retention and (c) indemnify, defend, and hold Landlord harmless from and against any loss or liability resulting from such holding over. Landlord’s acceptance of rent shall create only a month-to-month tenancy, in either case upon the terms set forth in this Section. Any such month-to-month tenancy shall be terminable at the end of any calendar month by either party by written notice to the other party given not less than thirty (30) days prior to the end of such month. Nothing contained in this Section shall be deemed or construed to waive Landlord’s right of re-entry or any other right of Landlord hereunder or at law.

Section 12.06 - LANDLORD RIGHTS

All covenants and agreements to be performed by Tenant under this lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money, other than rent, required to be paid by it or fails to perform any other act on its part to be performed, and such failure continues beyond any applicable grace period set forth in this Article, then in addition to any other remedies provided herein Landlord may, but shall not be obligated so to do, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part. Landlord’s election to make any such payment or perform any such act on Tenant’s part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, within ten (10) days after written demand therefor by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest thereon at the rate determined under Section 13.06, accruing from the date of such payment by Landlord; and Landlord shall have the same rights and remedies in the event of failure by Tenant to pay such amounts as Landlord would have in the event of a default by Tenant in payment of rent.

Section 12.07 - TRIAL WITHOUT JURY

LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTIONS OF THE UNITED STATES AND THE STATE OF CALIFORNIA. EACH PARTY EXPRESSLY AND KNOWINGLY WAIVES AND RELEASES ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS EASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE.

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Landlord’s Initials	Tenant’s Initials

ARTICLE XIII
MISCELLANEOUS

Section 13.01 - OFFSET STATEMENT

(a)                Tenant shall at any time and from time to time upon not less than ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this lease, as so modified, is in full force and effect) and the dates to which the Minimum Rent and additional rent are paid in advance, if any, (ii) indicating whether there are to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed and (iii) indicating whether such other facts as are included in such statement by Landlord are accurate. Any such statement may be relied upon by any prospective purchaser or encumbrancer of the Premises or of all or any portion of the Premises.

(b)                Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, (iii) that not more than one month’s Minimum Rent has been paid in advance and (iv) that any other statements of fact included by Landlord in the statement are correct.

(c)             Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any intentional material misstatement contained in any estoppel certificate supplied by Tenant. Tenant irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant an estoppel certificate if Tenant fails to deliver the same within such ten (10) day period, and such certificate as signed by Landlord, shall be binding on Tenant.

(d)              In the event this lease will be used as collateral for a loan made to Tenant, Landlord shall upon not less than ten (10) days prior written notice from Tenant execute, acknowledge and deliver to Tenant a statement in writing (1) certifying that this lease is unmodified and in full force and effect (or, is modified, stating the nature of such modification and certifying that this lease, as so modified, is in full force and effect) and the dates to which the Minimum Rent and additional rent have been paid in advance, if any, (ii) indicating whether there are to Landlord’s knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults, if any, are claimed and (iii) indicating whether such other facts as are included in such statement by Tenant are accurate.

Section 13.02 - LANDLORD’S RIGHT OF ACCESS

Landlord and its agents shall have the right, after providing Tenant with twenty-four (24) hours advance notice, to (a) enter the Premises at all reasonable times for the purpose of examining or inspecting the same to ascertain if they are in good repair, making such alterations, repairs, improvements or additions to the Premises as Landlord may be permitted to make hereunder, exhibiting the same to prospective purchasers and posting notices which Landlord may deem necessary for its protection and (b) at any time in an emergency. During the six (6) months prior to the end of the term of this lease (and during any period during which Tenant is holding over with or without the consent of Landlord), Landlord may post the usual “for rent” or “for lease” signs provided that the placement of such signs does not interfere with Tenant’s reasonable use of the Premises. Tenant shall not disturb such signs and shall cooperate with Landlord in exhibiting the Premises to prospective tenants. Access by Landlord hereunder shall not, under the circumstances, unreasonably interfere with Tenant’s use and enjoyment of the Premises and Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, occupancy or quiet enjoyment arising out of any permitted entry by Landlord. Tenant acknowledges that Landlord may retain a key to the Premises and may, in any emergency, enter the Premises in any manner which Landlord reasonably determines to be necessary, without liability therefor to Tenant. No entry by Landlord pursuant to the Section shall be deemed to constitute an eviction of Tenant or a forcible detainer of the Premises.

Section 13.03 - TRANSFER OF LANDLORD’S INTEREST/ ASSIGNMENT OF LEASE

In the event of any transfer or transfers of Landlord’s interest in the Premises, the transferor shall be automatically relieved of any and all obligations arising under this lease (as may be amended), accruing from and after the date of such transfer. Notwithstanding anything to the contrary set forth herein, Landlord may, without the consent of Tenant, assign all of its rights, liabilities and obligations under this lease and Tenant hereby agrees to attorn to any such assignee. Any transfer of Landlord’s interest hereunder shall be evidenced by written notice delivered to Tenant.

Section 13.04 - FLOOR AREA

“Floor area” as used in this lease means, with respect to the Premises, the number of square feet set forth in the Basic Lease Provisions.

Section 13.05 - SEVERABILITY

Any provision of this lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect.

Section 13.06 - LATE PAYMENTS

(a)                                     Any amount due from Tenant to Landlord hereunder which is not paid to Landlord when due shall bear interest at the maximum rate of interest then permitted by the applicable usury law, accruing from the date due until the same is fully paid. Payment of such interest shall not excuse or cure any default by Tenant pursuant to this lease.

(b)                                     TENANT ACKNOWLEDGES THAT THE LATE PAYMENT BY TENANT TO LANDLORD OF RENT AND OTHER SUMS DUE HEREUNDER WILL CAUSE LANDLORD TO INCUR COSTS NOT CONTEMPLATED BY THIS LEASE, THE EXACT AMOUNT OF WHICH WILL BE EXTREMELY DIFFICULT TO ASCERTAIN. SUCH COSTS MAY INCLUDE, BUT ARE NOT LIMITED TO, ADMINISTRATIVE, PROCESSING AND ACCOUNTING CHARGES, AND LATE CHARGES WHICH MAY BE IMPOSED ON LANDLORD BY THE TERMS OF ANY ENCUMBRANCE COVERING THE PREMISES. ACCORDINGLY, IF ANY SUM DUE FROM TENANT SHALL NOT BE RECEIVED BY LANDLORD OR LANDLORD’S DESIGNEE WITHIN TEN (10) DAYS AFTER THE DATE DUE, TENANT SHALL PAY TO LANDLORD, IN ADDITION TO THE INTEREST PROVIDED ABOVE, A LATE CHARGE IN THE AMOUNT OF FIVE PERCENT (5%) OF THE DELINQUENT AMOUNT, AS LIQUIDATED DAMAGES. THE PARTIES AGREE THAT SUCH LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COST LANDLORD WILL INCUR BY REASON OF THE LATE PAYMENT BY TENANT. ACCEPTANCE OF SUCH LATE CHARGE SHALL NOT CONSTITUTE A WAIVER OF TENANT’S DEFAULT WITH RESPECT TO SUCH OVERDUE AMOUNT, NOR PREVENT LANDLORD FROM EXERCISING ANY OTHER RIGHTS AND REMEDIES GRANTED HEREUNDER OR BY LAW TO LANDLORD.

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Landlord’s Initials	Tenant’s Initials

(c)                                      If Tenant shall, during any six (6) month period, be more than ten (10) days delinquent in the payment of any rent or other amount payable by Tenant hereunder on three (3) or more occasions then, notwithstanding anything herein to the contrary, Landlord may, by written notice to Tenant, elect to require Tenant to pay all Minimum Rent and additional rent payable hereunder quarterly in advance during the remaining term of the applicable lease year and during the next full lease year. Such right of Landlord shall be in addition to and not in lieu of any other right or remedy available to Landlord hereunder or at law on account of Tenant’s default hereunder.

Section 13.07 - TIME OF ESSENCE

Time is of the essence with respect to the performance of every provision of this lease in which time of performance is a factor.

Section 13.08 - HEADINGS

The article and section captions contained in this lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.

Section 13.09 - INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS

This lease and the exhibits hereto cover in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning the Premises, and all preliminary negotiations and agreements of whatsoever kind with respect to the Premises, except those contained herein, are superseded and of no further force or effect. No person, firm or corporation has at any time had any authority from Landlord to make any representations or promises on behalf of Landlord, and Tenant expressly agrees that if any such representations or promises have been made by Landlord or others, Tenant hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law, or custom to the contrary notwithstanding. No provision of this lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

Section 13.10 - NOTICES

Any notice, consent or approval (“notice”) required or permitted to be given hereunder shall be in writing and may be served personally or by mail; if served by mail it shall be addressed as specified in the applicable Basic Lease Provision. Any notice to Tenant may, after Tenant opens the Premises for business be sent instead to Tenant at the Premises. Any notice which is personally served shall be effective upon service, any notice given by mail shall be deemed effectively given three (3) days after deposit in the United States mail, registered or certified, postage prepaid and addressed to the Premises (for Tenant) or as specified in the applicable Basic Lease Provision. Either party may by written notice to the other from time to time specify a different address for notice purposes.

Section 13.11 - BROKERS

With the exception of the Broker referenced in the Basic Lease Provisions, if any, Tenant and Landlord, each for themselves, warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this lease, except as specifically stated to the contrary in the applicable Basic Lease Provision, and each expressly agrees and covenants to hold the other harmless and to defend the other from any claims, threatened or asserted, by any broker, finder or agent claiming under or through the respective party in connection with the negotiations and execution of this lease.

Section 13.12 - WAIVERS

No waiver of any provision hereof shall be deemed a waiver of any other provision hereof. Consent or approval of any act by one of the parties hereto shall not be deemed to render unnecessary the obtaining of such party’s consent to or approval of any subsequent act.

Section 13.13 -  RECORDING

Tenant shall not record this lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this lease for recording purposes.

Section 13.14 - LIENS

Notwithstanding Section 6.06 (b), Tenant shall do all things necessary to prevent the filing of any mechanics’ or other liens against the Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant.

Section 13.15 - SUBORDINATION

This lease and all rights of Tenant under this lease are subject and subordinate to any of the following, and any modifications thereof, which may now or hereafter affect any portion of the Premises: (a) any mortgage, or any ground or underlying lease covering any part of the Premises, provided that a condition of this subordination for any future mortgage holder or ground lessor shall be the delivery to Tenant of a commercially reasonable non-disturbance and attornment agreement which shall indicate that Tenant’s peaceable possession of the Premises will not be disturbed as a result of such subordination, (b) any applicable laws, rules, statutes and ordinances of any governmental authority having jurisdiction, and (c) all utility easements and agreements. On sale by foreclosure of a mortgage or sale in lieu of foreclosure, Tenant will attorn to the purchaser if requested by such purchaser, and recognize the purchaser as the Landlord under this lease provided Tenant has received a commercially reasonable non-disturbance and attornment agreement indicating that Tenant’s (or its Affiliate) peaceful possession of the Premises will not be disturbed. These provisions are self-operative and except as provided above no further instrument is required to effect them; however, upon demand from time to time, Tenant shall execute, acknowledge and deliver to Landlord any instruments and certificates necessary or proper to evidence such subordination and/or attornment or, if Landlord so elects, to render any of the foregoing subordinate to this Lease or to any or all rights of Tenant hereunder. Tenant further waives the provisions of any current or future statutes, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale, and agrees that this Lease shall not be affected in any way whatsoever by any such proceeding or sale unless the mortgagee, or the purchaser, shall declare otherwise.

Section 13.16 - FORCE MAJEURE

In the event that either Landlord or Tenant is delayed in performing any obligation of Landlord or Tenant pursuant to this lease by any cause beyond the reasonable control of the party required to perform such obligation, the time period for performing such obligation shall be extended by a period of time equal to the period of the delay. For the purpose of this Section:

(a)         A cause shall be beyond the reasonable control of a party to this lease when such cause would affect any person similarly situated (such as power outage, labor strike or truckers’ strike) but shall not be beyond the reasonable control of such party when peculiar to such party (such as financial inability or ordering long lead time materials).

(b)         This Section shall not apply to any obligation to pay money or delay the Lease Commencement Date.

(c)          In the event of any occurrence which a party believes constitutes a cause beyond the reasonable control of such party and which will delay any performance by such party hereunder, such party shall promptly in writing notify the other party of the occurrence and nature of such cause, the anticipated period of delay and the steps being taken by such party to mitigate the effects of such delay.

Section 13.17 - YIELD UP PREMISES

At the expiration or earlier termination of this lease, Tenant shall peaceably yield up the Premises to Landlord in the same condition as when received, ordinary wear and tear excepted, and all additions made upon the same to Landlord, in first class condition (free and clear of debris) and shall execute, acknowledge and deliver to Landlord, within five (5) days after written demand from Landlord to Tenant, any quitclaim deed or other document, in recordable form, which may be reasonably requested by any reputable title company to remove the lease as a matter affecting title to the Premises.

Notwithstanding anything to the contrary otherwise stated in this lease, Tenant shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing and fencing on the Premises in good operating condition and shall repair any damage to the Premises occasioned by the removal of any personal property.

Section 13.18 - AUTHORITY

Each individual executing this lease on behalf of the respective parties hereto represents and warrants that the execution and delivery of this lease on behalf of the party executing this lease is duly authorized and that he or she is authorized to execute and deliver this lease on behalf of the respective party. If Tenant is a corporation, Tenant shall, concurrently with the execution of this lease, deliver to Landlord a certified copy of a resolution of Tenant’s board of directors authorizing or ratifying the execution of this lease.

Section 13.19 - SAFETY AND HEALTH

Tenant covenants at all times during the term of this lease to comply with the requirements of the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq. and any analogous legislation in California (collectively the “Act”), to the extent that the Act applies to the Premises and any activities therein. Without limiting the generality of the foregoing, Tenant covenants to maintain all working areas, all machinery, structures, electrical facilities and the like upon the Premises in a condition that fully complies with the requirements of the Act, including such requirements as would be applicable with respect to agents, employees or contractors of Landlord who may from time to time be present upon the Premises, and Tenant agrees to indemnify and hold harmless Landlord from any liabilities, claims or damages arising as a result of a breach of the foregoing covenant and from all costs, expenses and charges arising therefrom including, without limitation, attorneys’ fees and court costs incurred by Landlord in connection therewith.

Section 13.20 - INDEMNITIES

The obligations of the indemnifying party under each and every indemnification and hold harmless provision contained in this lease shall survive the expiration or earlier termination of this lease to and until the last to occur of (a) the last date permitted by law for the bringing of any claim or action with respect to which indemnification may be claimed by the indemnified party against the indemnifying party under such provision or (b) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and, if applicable, any compromise thereof or judgment or award thereon is paid in full by the indemnifying party and the indemnified party is reimbursed by the indemnifying party for any amounts paid by the indemnified party in compromise thereof or upon judgment or award thereon and in defense of such action or claim, including reasonable attorneys’ fees incurred.

Section 13.21 - DISCLOSURE

Landlord and Tenant agree that the terms of this lease are not confidential.

Section 13.22 - GENDER; TENANTS

The use of the masculine pronoun includes the feminine and neuter genders; the use of the singular form of a pronoun includes the plural and vice-versa. If there be more than one person or entity indicated as Tenant herein, each person or entity subscribing as Tenant shall be jointly and severally liable for all obligations of Tenant hereunder.

Section 13.23 - QUIET ENJOYMENT

Landlord represents and warrants that it has full right and authority to enter into this lease and that Tenant, so long as it pays the rent and performs its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term without hindrance or molestation from Landlord. Landlord shall not be liable for any interference or disturbance of other tenants, if any, or third persons, nor shall Tenant be released from any of its obligations under this lease because of such interference or disturbance.

Section 13.24 - ASSIGNS

Subject to the provisions of Article IX, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators, marital communities, if any, and assigns of the parties hereto.

Section 13.25 - NO OPTION

Submission of this lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit the Premises to other prospective tenants.

Section 13.26 - LANDLORD LIABILITY

The obligations of Landlord herein are intended to be binding only on the Premises of the entity acting as Landlord and shall not be personally binding, nor shall any resort be had to the private properties of, any of its trustees, general partners, limited partners, or board of directors and officers, as the case may be, or any employees or agents of Landlord.

Section 13.27 - ACCOUNTS

Tenant’s failure to object to any statement, invoice or billing by Landlord within sixty (60) days after receipt thereof shall constitute Tenant’s acquiescence with respect thereto and shall conclusively establish such statement, invoice or billing as an account stated between Landlord and Tenant.

ARTICLE XIV

CONDITION OF PREMISES

Section 14.01 - CONDITION OF PREMISES

Tenant accepts the Premises “as is” and after inspection by Tenant. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the suitability of either for the conduct of Tenant’s business except as may be expressly provided for hereunder.

ARTICLE XV

OPERATIONAL PROVISIONS

Section 15.01 - PAYMENT PROVISIONS

Tenant agrees to pay all amounts due under this lease including, without limitation, taxes, utilities, rent, insurance premiums, etc., prior to delinquency and, upon Landlord’s request, to furnish Landlord with satisfactory written evidence of such payment. Notwithstanding the foregoing, any amount payable by Tenant pursuant to this lease shall be due and payable within ten (10) days after the date of Landlord’s invoice therefor unless a different time for payment thereof is elsewhere provided in this lease.

Section 15.02 - TERMINATION

If this lease is terminated by Landlord under any provision hereof, and upon the expiration of the term of this lease (collectively, the “termination date”), the following shall pertain:

(a)                 Tenant shall, within ten (10) days after the date of termination, remove from the Premises all merchandise, furniture, furnishings, equipment and movable trade fixtures and shall surrender the Premises to Landlord in the condition required by Section 13.17. Tenant shall, at Tenant’s cost, repair any damage to the Premises caused by such removal. Any items which Tenant is permitted to remove but fails to remove prior to the surrender of the Premises to Landlord shall be deemed abandoned by Tenant, and Landlord may retain or dispose of the same as Landlord sees fit without claim by Tenant thereto or to any proceeds thereof. Tenant shall pay all amounts payable by it through the date of termination, each of the parties shall bear their own costs and fees incurred (including all costs incurred in performing their respective obligations hereunder) through the termination date and from and after the termination date neither party shall have any further obligations to the other, except for those obligations set forth in this subsection, in Section 13.17, and in subsection (b) below.

(b)                 Notwithstanding the provisions of subsection (a), upon any such termination or expiration the following shall pertain:

(i)                   Landlord agrees to defend, indemnify and hold harmless Tenant from and against any and all claims, costs, expenses, losses, damages, actions and causes of action for which Landlord is responsible under this lease and which accrue on or before the termination date.

(ii)                Tenant agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, costs, losses, expenses, damages, actions and causes of action for which Tenant is responsible under this lease and which accrue on or before the termination date.

(iii)             Tenant shall remain liable for the cost of all utilities used in or at the Premises through the termination date accrued and unpaid, whether or not then billed, as of the termination date until full payment thereof by Tenant. Tenant shall attempt to obtain directly from the companies providing such services closing statements for all services rendered through the termination date and shall promptly pay the same. In the event that any utility statement with respect to the Premises includes charges for a period partially prior to and partially subsequent to the termination date, such charges shall be prorated as between Landlord and Tenant, with Tenant responsible for the portion thereof (based upon a fraction whose numerator is the number of days of service on such statement through the termination date and whose denominator is the total number of days of service on such statement) through the termination date and Landlord shall be responsible for the balance. The party receiving any such statement which requires proration hereunder shall promptly pay such statement and the other party shall, within ten (10) days after receipt of a copy of such statement, remit to the party paying the statement any amount for which such other party is responsible hereunder.

(iv)            Tenant shall remain responsible for all accrued taxes of the type described in Article IV and assessed against the Premises and the personal property located therein or thereon with a lien date prior to the termination date, irrespective of the date of the billing therefor, and shall indemnify and hold Landlord harmless with respect to any claims for such taxes or resulting form non-payment thereof.

Section 15.03 - REFURBISH AND UPGRADE

Tenant shall at Tenant’s sole cost and expense, renovate and refurbish the Premises, from time to time, as may be reasonably necessary to maintain the Premises in good order and condition. Failure of Tenant to perform its obligations pursuant to this Section shall be a default pursuant to this lease entitling Landlord to exercise all remedies available to a landlord against a defaulting tenant.

ARTICLE XVI

HAZARDOUS WASTE

SECTION 16.01 - HAZARDOUS WASTE

(a)                 Tenant agrees that Tenant, its agents and contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any flammables, explosives, radioactive materials, or other similar substances, petroleum products or derivatives (collectively “Hazardous Materials”) on, under, or about the Premises, without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion), provided that Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like), provided further that Tenant shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises or the environment.

(b)                 Without limiting the above, Tenant shall reimburse, defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority. The indemnity obligations of Tenant under this clause shall survive any termination of the lease.

(c)                  Notwithstanding anything set forth in this lease, Tenant shall only be responsible for contamination of Hazardous Materials or any cleanup resulting directly therefrom, resulting directly from matters occurring or Hazardous Materials deposited (other than by contractors, agents or representatives controlled by Landlord) during the lease term, and any other period of time during which Tenant is in actual or constructive occupancy of the Premises. Tenant shall take reasonable precautions to prevent the contamination of the Premises with Hazardous Materials by third parties.

(d)                 It shall not be unreasonable for Landlord to withhold its consent to any proposed Assignment or Sublease if (i) the proposed Assignee’s or Sublessee’s anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Materials; (ii) the proposed Assignee or Sublessee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such Assignee’s or Sublessee’s actions or use of the property in question; or (iii) the proposed Assignee or Sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a hazardous material.

ARTICLE XVII

NET LEASE

SECTION 17.01 - EXPENSES

Without limiting the Tenant’s obligations under this lease, Tenant hereby acknowledges that this is a “Triple Net Lease” (as such term is commonly used). Without limiting Tenant’s obligation to pay all taxes, insurance, maintenance charges, and any other amount due under the lease, Tenant shall pay all “Operating Expenses” related to the Premises. The term “Operating Expenses” shall mean any and all costs, expenses and disbursements of every kind and character which Landlord incurs, pays or becomes obligated to pay in connection with the operation, maintenance, management, repair, replacement, and security of the Premises. Operating Expenses include, without limitation, any and all water and sewer charges; accounting, legal and other consulting fees; the net cost and expense of insurance, including loss of rents coverage, (including losses borne by Landlord as a result of deductibles carried by Landlord under any insurance policy); utilities; labor; parking charges; utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Premises or the parking facilities serving it (if any); the cost of any equipment used to operate the improvements located on the Premises, and the cost of any capital improvements that may be incurred or which are made or installed in order to comply with any statutes, rules, regulations or directives hereafter promulgated by any governmental authority; air conditioning; waste disposal; heating, ventilating, supplies; materials; equipment; tools; repair and maintenance of the Premises, including the structural portion of the improvements located on the Premises, and the plumbing, heating, ventilating, air conditioning, and electrical; maintenance costs, including utilities, rental of personal property used in maintenance, and all other upkeep of all parking areas; costs and expenses of gardening and landscaping, maintenance of signs; reasonable audit or verification fees; costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, and similar items for the Premises; and costs reasonably incurred to reduce or contest taxes and other Operating Expenses.

Operating Expenses shall not include any of the items described below:

a)                               Brokerage commissions and fees and advertisements for rentals;

b)                               Debt service points on any mortgages or deeds of trust or any rent payable under the terms of a ground lease;

c)                                Tax penalties incurred as a result of Landlord’s failure to make payments when due as a result of Landlord’s negligence;

IN WITNESS WHEREOF, this Agreement has been entered into by the parties as of the day and year first above written.

LANDLORD:		TENANT:

1444 Partners, Ltd., a California		Guess? Inc., a
Limited Partnership		California corporation

By:	Alameda Associates, Inc.,	By:	/s/ Paul Marciano
	a California Corporation		Its
Its:	General Partner

By:	/s/ [SIGNATURE]
Its President

By:	/s/ [SIGNATURE]
Its Secretary

Exhibit “A”

Order No: 9201570

DESCRIPTION

PARCEL 1:

THOSE PORTIONS OF LOTS “A” AND “B” OF THE HUGHES MANUFACTURING CO’S TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 7 PAGE 105 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT “A”; THENCE ALONG THE WEST LINE OF SAID LOT, NORTH 2 DEGREES 49 MINUTES 00 SECONDS EAST 408.19 FEET TO THE NORTHWEST CORNER OF SAID LOT; THENCE ALONG THE NORTHEASTERLY LINE OF SAID LOTS “A” AND “B” SOUTH 72 DEGREES 28 MINUTES 30 SECONDS EAST 1137.08 FEET TO AN ANGLE POINT IN THE NORTHEASTERLY LINE OF SAID LOT “B”; THENCE NORTH 2 DEGREES 35 MINUTES 30 SECONDS EAST 3.17 FEET; THENCE SOUTH 72 DEGREES 13 MINUTES 20 SECONDS EAST ALONG THE NORTHEASTERLY LINE OF SAID LOT “B”, 190.75 FEET TO THE EAST LINE OF WILSON STREET, 60 FEET WIDE, AS SHOWN ON MAP OF LONG AND STEDMAN TRACT, RECORDED IN BOOK 21 PAGE 59 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE ALONG THE SOUTHERLY PROLONGATION OF THE EAST LINE OF WILSON STREET, SOUTH 3 DEGREES 31 MINUTES 55 SECONDS WEST 205.09 FEET TO A POINT IN A LINE THAT IS PARALLEL WITH AND DISTANT 172.00 FEET FROM THE NORTHERLY LINE OF FIFTEENTH STREET, AS DESCRIBED IN DECREE OF CONDEMNATION IN SUPERIOR COURT CASE NO. 95612; THENCE ALONG SAID PARALLEL LINE NORTH 72 DEGREES 17 MINUTES 50 SECONDS WEST 260.02 FEET TO A LINE THAT IS PERPENDICULAR TO THE NORTH LINE OF FIFTEENTH STREET AND DISTANT WESTERLY THEREON 80.94 FEET FROM THE EAST LINE OF SAID LOT “A”; THENCE ALONG SAID LINE SOUTH 17 DEGREES 42 MINUTES 10 SECONDS WEST 202.00 FEET TO THE SOUTHERLY LINE OF SAID LOT “A”, SAID SOUTHERLY LINE BEING THE CENTER LINE OF FIFTEENTH STREET, 60 FEET WIDE; THENCE ALONG SAID SOUTHERLY LINE NORTH 72 DEGREES 17 MINUTES 50 SECONDS WEST 1012.33 FEET TO THE POINT OF BEGINNING.

EXCEPT THEREFROM THE WATERS OF THE LOS ANGELES RIVER, AS OWNED BY THE CITY OF LOS ANGELES.

ALSO EXCEPT THEREFROM THAT PORTION THEREOF, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWESTERLY CORNER OF SAID LOT “A”; THENCE SOUTHERLY ALONG THE WESTERLY LINE OF SAID LOT, 100.00 FEET; THENCE NORTHEASTERLY IN A DIRECT LINE TO THE INTERSECTION OF THE NORTHERLY LINE OF SAID LOT WITH THE WESTERLY LINE OF THE ALLEY SHOWN ON SAID MAP AS BEING DISTANT ALONG SAID NORTHERLY LINE, 129.84 FEET EASTERLY FROM THE NORTHWESTERLY CORNER OF SAID LOT “A”; THENCE WESTERLY ALONG SAID NORTHERLY LINE 129.84 FEET TO THE SAID POINT OF BEGINNING.

PARCEL 2:

THOSE PORTIONS OF LOTS “A” AND “B” OF THE HUGHES MANUFACTURING COMPANY’S TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 7 PAGE 105 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHERLY LINE OF FIFTEENTH STREET, AS ESTABLISHED BY DECREE ENTERED IN CASE NO. 95612 OF THE SUPERIOR COURT OF SAID COUNTY, DISTANT WESTERLY THEREON 506.425 FEET FROM THE INTERSECTION OF SAID NORTHERLY LINE WITH THE EASTERLY LINE OF THE LAND DESCRIBED IN THE DEED TO W. E. COOPER LUMBER COMPANY, RECORDED IN BOOK 7365 PAGE 189, OFFICIAL RECORDS OF SAID COUNTY; THENCE NORTH 72 DEGREES 17 MINUTES WEST ALONG SAID NORTHERLY LINE OF FIFTEENTH STREET 226.425 FEET, MORE OR LESS, TO A POINT IN SAID NORTHERLY LINE, DISTANT WESTERLY THEREON 80.94 FEET FROM ITS INTERSECTION WITH THE EASTERLY LINE OF SAID LOT “A”; THENCE AT RIGHT ANGLES WITH SAID NORTHERLY LINE OF FIFTEENTH STREET, NORTH 17 DEGREES 43 MINUTES EAST 155.0 FEET; THENCE PARALLEL WITH SAID NORTHERLY LINE, SOUTH 72 DEGREES 17 MINUTES EAST 226.425 FEET, MORE OR LESS, TO A LINE EXTENDING NORTHERLY AT RIGHT ANGLES, WITH SAID NORTHERLY LINE OF FIFTEENTH STREET FROM THE POINT OF BEGINNING; THENCE SOUTH 17 DEGREES 43 MINUTES WEST 155.00 FEET TO THE POINT OF BEGINNING.

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EXCEPTING THEREFROM ALL RIGHT, TITLE AND INTEREST IN AND TO ALL OIL, GAS AND/OR OTHER MINERALS LYING BELOW A DEPTH OF 100 FEET FROM THE SURFACE OF SAID LAND, AS RESERVED BY ROBERT LINN GARRISON, ANNE GARRISON GOULD, AND JOHN F. COGAN, JR., AS ORIGINAL TRUSTEES OF THE “CATHERINE E. GARRISON REVOCABLE TRUST”, DATED OCTOBER 13, 1966, IN THE DEED RECORDED DECEMBER 15, 1971 AS INSTRUMENT NO. 343.

PARCEL 3:

THOSE PORTIONS OF LOTS “A” AND “B” OF HUGHES MANUFACTURING COMPANY’S TRACT, IN THE CITY OF AND COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 7 PAGE 105 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE EASTERLY LINE OF THE LAND LAST DESCRIBED IN PARCEL 1 OF DEED TO THE PACIFIC MUTUAL LIFE INSURANCE COMPANY OF CALIFORNIA, RECORDED IN BOOK 13187 PAGE 283, OFFICIAL RECORDS OF SAID COUNTY, DISTANT NORTHERLY 155.0 FEET MEASURED AT RIGHT ANGLES FROM THE NORTHERLY LINE OF 15TH STREET, AS ESTABLISHED BY DECREE ENTERED IN CASE NO. 95612, SUPERIOR COURT OF SAID COUNTY; THENCE PARALLEL WITH THE NORTHERLY LINE OF 15TH STREET NORTH 72 DEGREES 17 MINUTES WEST 273.76 FEET; THENCE NORTH 17 DEGREES 43 MINUTES EAST 17 FEET; THENCE SOUTH 72 DEGREES 17 MINUTES EAST 269.24 FEET TO A POINT IN THE EASTERLY LINE OF SAID LAND CONVEYED BY SAID DEED; THENCE SOUTH 2 DEGREES 49 MINUTES EAST 17.59 FEET TO THE POINT OF BEGINNING.

EXCEPT THEREFROM AN UNDIVIDED ONE-THIRD INTEREST IN AND TO ALL MINERALS AND ALL MINERAL RIGHTS OF EVERY KIND AND CHARACTER NOW KNOWN TO EXIST OR HEREAFTER DISCOVERED IN AND UNDERLYING SAID LAND, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, OIL AND GAS AND RIGHT THERETO, TOGETHER WITH THE SOLE, EXCLUSIVE AND PERPETUAL RIGHT TO EXPLORE FOR, REMOVE AND DISPOSE OF, SAID MINERALS BY ANY MEANS OR METHODS SUITABLE TO GRANTEE, ITS SUCCESSORS AND ASSIGNS, BUT WITHOUT ENTERING UPON OR USING THE SURFACE OF SAID LANDS, AND IN SUCH MANNER AS NOT TO DAMAGE THE SURFACE OF SAID LANDS OR TO INTERFERE WITH THE USE THEREOF BY GRANTOR, ITS SUCCESSORS AND ASSIGNS, AS DESCRIBED IN THE DEED FROM UNION PACIFIC RAILROAD COMPANY, A UTAH CORPORATION, TO UNION PACIFIC LAND RESOURCES CORPORATION, A NEBRASKA CORPORATION, RECORDED APRIL 23, 1990 AS INSTRUMENT NO. 90-745921, OFFICIAL RECORDS.

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ALSO EXCEPT THEREFROM AN UNDIVIDED ONE-THIRD INTEREST IN AND TO ALL MINERALS CONTAINED IN THE ABOVE-DESCRIBED LAND, INCLUDING, WITHOUT LIMITING THE GENERALITY THEREOF, OIL GAS AND OTHER HYDROCARBON SUBSTANCES, AS WELL AS METALLIC OR OTHER SOLID MINERALS, LYING NOT LESS THAN FIVE HUNDRED (500) FEET BELOW THE SURFACE THEREOF, WITHOUT THE RIGHT TO GO UPON OR USE THE SURFACE OF SAID LAND, OR ANY PART THEREOF, FOR THE PURPOSE OF DRILLING FOR, MINING, OR OTHERWISE REMOVING, ANY OF SAID MINERALS. SANTA FE MAY, HOWEVER, AND HEREBY RESERVES THE RIGHT TO, REMOVE ANY OF SAID MINERALS FROM SAID LAND BY MEANS OF WELLS, SHAFTS, TUNNELS, OR OTHER, MEANS OF ACCESS TO SAID MINERALS WHICH MAY BE CONSTRUCTED, DRILLED OR DUG FROM OTHER LAND, PROVIDED THAT THE EXERCISE OF SAID RIGHTS BY SANTA FE SHALL IN NO WAY INTERFERE WITH OR IMPAIR THE USE OF THE SURFACE OF THE LAND HEREBY CONVEYED OR OF ANY IMPROVEMENTS THEREON, AS RESERVED BY THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY, A DELAWARE CORPORATION, IN DEED RECORDED NOVEMBER 21, 1989 AS INSTRUMENT NO. 89-1879325, OFFICIAL RECORDS.

ALSO EXCEPT THEREFROM AN UNDIVIDED ONE-THIRD INTEREST IN AND TO ALL MINERALS AND MINERAL RIGHTS, INTERESTS, AND ROYALTIES, INCLUDING WITHOUT LIMITING THE GENERALITY THEREOF, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, AS WELL AS METALLIC OR OTHER SOLID MINERALS, IN AND UNDER SAID LAND WITHOUT THE RIGHT FOR ANY PURPOSE WHATSOEVER TO ENTER UPON, INTO OR THROUGH THE SURFACE OF SAID LAND IN CONNECTION THEREWITH, AS RESERVED BY SOUTHERN PACIFIC TRANSPORTATION COMPANY, A DELAWARE CORPORATION, IN DEED RECORDED NOVEMBER 21, 1989 AS INSTRUMENT NO. 89-1879326, OFFICIAL RECORDS.

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